UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K/A
(Amendment No. 1)
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 21, 2021
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
26642 Towne Centre Drive
Foothill Ranch, California 92610
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On April 21, 2021, loanDepot, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely to correct a typographical error in the press release to correctly state that the lock-up expiration date is August 10, 2021. A corrected version of the press release is attached hereto as Exhibit 99.1 and is being posted on the Company’s website. No other changes have been made to the Original Report.

Item 7.01    Regulation FD Disclosure.

On April 21, 2021, loanDepot, Inc. (the “Company”) issued a press release announcing that its board of directors has authorized, and the Company has declared, a special cash dividend on its Class A common stock and Class D common stock. The board of directors of LD Holdings Group LLC (“LD Holdings”), a subsidiary of the Company, has authorized, and LD Holdings has declared, a simultaneous special cash dividend on its units. The aggregate amount of the special dividend to be paid by the Company and distribution to be made by LD Holdings is $200.0 million, or $0.612 per share or $0.615 per unit, as applicable (the “Special Dividend”). The Special Dividend will be paid on May 18, 2021 to the Company’s stockholders and LD Holdings’ members of record as of the close of business on May 3, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01     Other Events.

In connection with the underwritten public offering (the “IPO”) of the Company’s Class A common stock (the "Class A Common Stock") that closed on February 16, 2021, each of the Company's directors, officers, substantially all of the holders of the Company’s stock and stock options before the IPO, including PCP Managers, L.P. and certain funds managed by PCP Managers, L.P. (collectively, “Selling Stockholders,” together with such directors, officers and holders, “Lock-Up Parties”) entered into a lock-up agreement (the “Lock-Up Agreement”) with the underwriters that restrict their ability to sell or transfer their shares of Class A Common Stock, Class B common stock, par value $0.001 per share (the “Class B Common Stock”), Class C common stock, par value $0.001 per share (the “Class C Common Stock”), or Class D common stock, par value $0.001 (the “Class D Common Stock” and together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) through August 10, 2021, subject to certain exceptions. In order to increase liquidity and float in the Common Stock, on April 21, 2021, the Company requested and the underwriters agreed to the release of 6.0 million shares of Common Stock held by the Lock-Up Parties, or up to 1.8% of the 325.0 million total shares outstanding. The Company's named executive officers and board members, Anthony Hsieh, Patrick Flanagan, Jeff Walsh, Jeff DerGurahian, John C. Dorman, Dawn Lepore, Brian P. Golson, Andrew C. Dodson, along with PCP Managers, L.P., Parthenon Capital Partners Fund, L.P., Parthenon Capital Partners Fund II, L.P., PCP Partners IV, L.P. (the general partner of Parthenon Investors IV, L.P.) and PCap Partners III, LLC (the general partner of Parthenon Investors III, L.P.), have waived their right to participate in such release. Certain other employees of the Company hold shares of Common Stock subject to such release, but will not be waiving the right to participate. Parthenon Investors III, L.P. and Parthenon Investors IV, L.P. intend to distribute shares of Common Stock subject to the release to their limited partners, who will not be subject to the Lock-Up Agreement. The release will not be effective until May 17, 2021. Except for such released shares, the terms of the lock-up agreements shall remain in full force and effect through August 10, 2021.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release dated April 21, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By: /s/ Patrick Flanagan
Name: Patrick Flanagan
Title: Chief Financial Officer
Date: April 23, 2021